AMENDMENT NO. 7 TO THE
ENSCO 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2005)

    THIS AMENDMENT No. 7 is executed this 30th day of June 2021, and effective as 1 July 2021, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).
WITNESSETH:
WHEREAS, the Company sponsors the ENSCO 2005 Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2005, and as further amended by Amendments No. 1 through 6 thereto (the “SERP”);
WHEREAS, the Compensation Committee of the Board of Directors of the Company’s parent, Valaris Limited, a Bermuda exempted company, approved this further amendment to the SERP on 10 June 2021; and
WHEREAS, the Company desires to adopt this Amendment No. 7 to the SERP in order to apply a quarterly interest credit to the frozen notional accounts under the SERP in an amount tied to the 10-year U.S. treasury rate.
NOW, THEREFORE, in consideration of the premises and the covenants herein contained, and in accordance with Section 10.1 of the SERP, the Company hereby adopts the following Amendment No. 6 to the SERP, effective as of 1 July 2021:

1.A new Section 4.8 is hereby added to the SERP to read as follows:

Effective for the period from 28 April 2021 through 1 July 2021, no amounts, including earnings or losses, shall be credited to any Participant’s Accounts. Commencing effective as of 1 July 2021, with the first such interest credit applied on September 30, 2021, each Participant’s Accounts shall be credited with the quarterly interest credits described in this Section 4.8. As of the last day of each quarter in each calendar year, and as of each distribution date with respect to a Participant in a calendar quarter, each Participant’s Accounts shall be credited with an interest equivalent based upon the rate of interest paid on ten-year United States treasury notes (as reflected in the United States Federal Reserve’s Statistical Release H.15, or any successor publication) in November of the immediately preceding calendar year and the balances in each Account as of the first day of such quarter.

[Signature page follows.]

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 7 to the amendment and restatement of the ENSCO 2005 Supplemental Executive Retirement Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED /s/ Colleen Grable

By: Colleen Grable
Its: Vice President and Secretary